UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2010
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 788-6700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Spectrum Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on July 1, 2010 (reconvened from June 18, 2010) at the Company’s corporate office located at 157 Technology Drive, Irvine, California 92618. As of April 20, 2010, the record date for the Annual Meeting, a total of 49,591,998 shares were entitled to vote, of which a total of 26,203,762 shares were present in person or by proxy at the reconvened Annual Meeting constituting a quorum for the conduct of business thereat.
The sole matter voted upon by the Company’s stockholders at the reconvened Annual Meeting was the election of six nominees to the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2011 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.
The following sets forth detailed information regarding the voting results at the reconvened Annual Meeting for the matter described above:
Proposal No. 1:
The Company’s stockholders elected each of the nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2011 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-votes

Krishan K. Arora	22,980,900	3,222,862	23,252,236

Stuart M. Krassner	19,753,208	6,450,554	23,252,236

Luigi Lenaz	22,987,109	3,216,653	23,252,236

Anthony E. Maida	21,430,492	4,773,270	23,252,236

Dilip J. Mehta	22,972,267	3,231,495	23,252,236

Rajesh C. Shrotriya	22,879,745	3,324,017	23,252,236

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: July 2, 2010	By:	/s/ SHYAM KUMARIA Name: Shyam Kumaria
Title: Vice President, Finance